SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2004
FILE NUMBER 811-2729
SERIES NO.: 17

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 50,737
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $  3,040
              Personal Class                 $    571
              Cash Management Class          $  4,638
              Reserve Class                  $    140
              Resource Class                 $    965

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0102
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0072
              Personal Class                 $000.0047
              Cash Management Class          $000.0094
              Reserve Class                  $000.0015
              Resource Class                 $000.0086

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            5,039,509
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                    393,724
              Personal Class                   111,879
              Cash Management Class            570,130
              Reserve Class                    108,327
              Resource Class                   151,756

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00